UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2016

STAPLES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-17586	04-2896127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Five Hundred Staples Drive, Framingham, MA	01702
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 508-253-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 20, 2016, Basil L. Anderson and Rowland T. Moriarty informed the Board of Directors (the “Board”) of Staples, Inc. that they would be retiring from the Board at the end of their current terms as directors. In addition, Raul Vazquez informed the Board that he would not stand for reelection to the Board at the 2016 Annual Meeting of Shareholders, currently scheduled to be held on June 14, 2016 (the “2016 Annual Meeting”). Each of Messrs. Anderson, Moriarty and Vazquez will remain on the Board until the conclusion of the 2016 Annual Meeting.

Item 8.01 Other Events

On April 22, 2015, the Company announced that it will nominate Curtis Feeny, Deborah A. Henretta and John F. Lundgren for election to the Board at the 2016 Annual Meeting. The election of directors will take place at the 2016 Annual Meeting. A copy of the press release announcing the nominations is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

The exhibit listed on the Exhibit Index immediately preceding such exhibit is furnished as part of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2016

Staples, Inc.

By:	/s/ Michael T. Williams
Name:	Michael T. Williams
Title:	Executive Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated April 22, 2016